As filed with the Securities and Exchange Commission	Registration No. 333-120893
on March 23, 2005.

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM SB-2/A-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SYDYS CORPORATION
 (Name of small business issuer in its charter)

Nevada	7310	98-0418961
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

SYDYS CORPORATION	Laughlin International
2741 East Hastings Street	2533 North Carson Street
Suite 209	Carson City, Nevada 89706
Vancouver, British Columbia	(888) 273-8152
Canada V5K 1Z8
(604) 251-1206
(Address and telephone number of registrant's executive office)	(Name, address and telephone number of agent for service)
Copies to:
Conrad C. Lysiak, Esq.
601 West First Avenue, Suite 503
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") check the following box. [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box.[   ]

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CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price	Aggregate	Registration Fee
Registered	Registered	Per Share	Offering Price	[1]

Common Stock:	4,000,000	$0.05	$200,000	$25.34

Common Stock by
Selling Shareholders	2,470,000	0.05	123,500	15.65

Total	6,470,000	$0.05	$323,500	$100.00

[1]     Estimated solely for purposes of calculating the registration fee under Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

SYDYS CORPORATION
 Shares of Common Stock
1,000,000 minimum - 4,000,000 Maximum

Before this offering, there has been no public market for the common stock.

We are offering up to a total of 4,000,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker-dealers, 1,000,000 shares minimum, 4,000,000 shares maximum. The offering price is $0.05 per share. In the event that 1,000,000 shares are not sold within 180 days, at our sole discretion, we may extend the offering for an additional 90 days. In the event that 1,000,000 shares are not sold within the 180 days, or within the additional 90 days if extended, all money received by us will be promptly returned to you without interest or deduction of any kind. If at least 1,000,000 shares are sold within 180 days, or within the additional 90 days, if extended, all money received by us will be retained by us and there will be no refund. In any case, interest earned on the money will be retained by us. Funds will be held in a separate account at Bank of Montreal, Vancouver, British Columbia. The foregoing account is not an escrow, trust or similar account. It is merely a separate account under our control where we have segregated your funds.

Further, some of our shareholders are also selling shares of common stock in this offering. Our selling shareholders are selling 2,470,000 shares of common stock.These shares will be sold at an offering price of $0.05 per share. Of the 2,470,000 shares offered by the selling shareholders, 1,300,000 are being offered by our officers and directors. Our officers and directors are considered underwriters and as such must sell their shares at $0.05 per share for the duration of the offering even if a subsequent market for our shares develops. The remaining selling shareholders may sell at the market price should a market develop. We will not receive any proceeds from the shares sold by the selling shareholders.

There are no minimum purchase requirements and no arrangements to place the funds in an escrow, trust or similar account.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

Our common stock will be sold by our officers and directors.

Investing in our common stock involves risks. See "Risk Factors" starting at page 7.

	Offering Price	Expenses	Proceeds to Us
Per Share - Minimum	$0.05	$0.0250	$0.0250
Per Share - Maximum	$0.05	$0.0063	$0.0437
Minimum	$50,000	$25,000	$25,000
Maximum	$200,000	$25,000	$175,000

The difference between the Aggregate Offering Price and the Proceeds to Us is $25,000. The $25,000 will be paid for the following: $10,000 for legal fees; $2,000 for printing our prospectus; $6,500 for accounting/auditing fees; $2,000 for state securities registration fees; $3,000 for our transfer agent; $100 for filing fee and $1,400 for miscellaneous unforeseen expenses relating to the offering. The $25,000 will be paid from the first proceeds of this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It's illegal to tell you otherwise.

The date of this prospectus is ____________________.

SUMMARY OF OUR OFFERING

Our business

We are a start-up stage company. We are a company without revenues or operations; we have minimal assets and have incurred losses since inception.

We have not generated any revenues and the only operations we have engaged in are the partial creation of a website and the development of a business plan. We intend to locate publishers and sell their advertising inventory to our customers. Publishers are websites that sell space for advertising. We will contact publishers directly to purchase their advertising inventory and then our customers will then purchase the necessary advertising from us based on their needs. Fees are based upon the quantity of "visitors" to a website and the amount of time that customer wants the advertisement to run. We will mark-up the publisher's price for their ad inventory by 25% to 50% and bill our customer accordingly.

Our principal executive office is located at 2741 East Hastings Street, Suite 209, Vancouver, British Columbia, Canada V5K 1Z8, our telephone number is (604) 251-1206 and our registered agent for service of process is Laughlin International, 2533 North Carson Street, Carson City, Nevada 89706. Our fiscal year end is September 30.

The offering

Following is a brief summary of this offering:

Securities being offered	Up to 4,000,000 shares of common stock, par value $0.001.
Offering price per share

$ 0.05 by us and 2,470,000 shares of selling shareholders. Of the 2,470,000 shares offered by the selling shareholders, 1,300,000 are being offered by our officers and directors. Our officers and directors are considered underwriters and as such must sell their shares at $0.05 per share for the duration of the offering even if a subsequent market for our shares develops. The remaining selling shareholders may sell at the market price should a market develop.

Offering period	The shares are being offered for a period not to exceed 180 days, unless extended by our board of directors for an additional 90 days.
Net proceeds to us	Approximately $25,000 assuming the minimum number of shares are sold. Approximately $175,000 assuming the maximum number of shares are sold.
Use of proceeds

We will use the proceeds to pay for administrative expenses, the implementation of our business plan, and general working capital. We will not receive any proceeds from the sale of shares by selling shareholders.

Number of shares outstanding before
the offering	2,470,000
Number of shares outstanding after the
offering if all of the shares are sold	6,470,000

Selected financial data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	As of December 31, 2004	As of September 30, 2004
	(Unaudited)	(Audited)
Balance Sheet
Total Assets	$5,275	$12,125
Total Liabilities	$5,435	$2,574
Stockholders Equity (Deficit)	$(160)	$9,551

	Period from	Period from
	February 9, 2004	February 9, 2004
	(date of inception) to	(date of inception) to
	December 31, 2004	September 30, 2004
	(Unaudited)	(Audited)
Income Statement
Revenue	$-0-	$-0-
Total Expenses	$(24,860)	$(5,149)
Net Loss	$(24,860)	$(5,149)

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with SYDYS CORPORATION:

  Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

  Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

  We lack an operating history and have losses which we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

  We were incorporated in February 9, 2004 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is ($24,860) of which $5,018 is for legal fees and audit fees in connection with this offering. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

*	completion of this offering
*	our ability to attract customers who will buy out products and services
*	our ability to generate revenues through the sale of our products and services

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

  We have no clients, customers or suppliers and we cannot guarantee we will ever have any. Even if we obtain clients, customers and suppliers, there is no assurance that we will make a profit.

  We have no clients, customers or suppliers. We have not identified any clients, customers or suppliers and we cannot guarantee we ever will have any. Even if we obtain clients, customers and suppliers for our services, there is no guarantee that our suppliers will supply us products, or that our clients and customers will use our website to buy our products or services. If we are unable to attract enough suppliers to offer their products for sale or enough customers to buy the products from our website to operate profitably we will have to suspend or cease operations.

  We are solely dependent upon the funds to be raised in this offering to start our business, the proceeds of which may be insufficient to achieve revenues. We may need to obtain additional financing which may not be available.

  We have not started our business. We need the proceeds from this offering to start our operations. If the minimum of $50,000 is raised, this amount will enable us, after paying the expenses of this offering, to initiate our operations. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

  Because we are small and do not have much capital, we must limit marketing our services to potential customers. As a result, we may not be able to attract enough customers to operate profitably. If we do not make a profit, we may have to suspend or cease operations.

  Because we are small and do not have much capital, we must limit marketing our website to potential customers and suppliers. The sale of products via our website is how we will generate revenues. Because we will be limiting our marketing activities, we may not be able to attract enough customers to buy our products and services in order to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Risks associated with this offering:

  NASD sales practice requirements may limit a stockholder's ability to buy and sell our stock.

  The NASD has adopted rules that relate to the application of the SEC's penny stock rules in trading our securities that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

  Because there is no public trading market for our common stock, you may not be able to resell your stock.

  There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

USE OF PROCEEDS

We are offering up to a total of 4,000,000 shares of common stock on a direct public offering, without any involvement of underwriters or broker-dealers, 1,000,000 shares minimum, 4,000,000 shares maximum. The offering price is $0.05 per share. The table below sets forth the use of proceeds if $50,000 or $200,000 of the offering is sold.

	$50,000	$200,000

Gross proceeds	$50,000	$200,000
Offering expenses
Legal Fees	$10,000	$10,000
Printing prospectus	$2,000	$2,000
Accounting and auditing fees	$6,500	$6,500
State securities blue sky fees	$2,000	$2,000
Transfer agent fees	$3,000	$3,000
SEC filing fees	$100	$100
Miscellaneous unforseen expenses	$1,400	$1,400
Total Offering Expenses	$25,000	$$25,000
Net proceeds	$25,000	$175,000

The net proceeds will be used as follows:

Hardware	$1,000	$17,000
Software	$10,000	$80,000
Website	$5,000	$5,000
Marketing and advertising	$5,000	$25,000
Salaries	$0	$36,000
Working capital	$4,000	$12,000
Total Net Proceeds	$25,000	$$175,000

In the event that we do not raise the minimum amount of the offering, our officers and directors will the pay the outstanding offering expenses. If we do not raise the minimum, your funds will be returned to you without deduction therefrom. You will have no responsibility whatsoever to pay any of the offering expenses. Our officers and directors commitment to pay the expenses, should we not reach the minimum, is oral and no writings exist evidencing the same.

Hardware is comprised of the acquisition of computers for the delivery of advertisements from publishers to advertisers and office computers for desktop use. If the minimum is raised, we will lease two computers servers for $1,000. If the maximum is raised we will purchase three computer servers and two desktop computers.

Software costs are the costs associated with development of the software used to deliver and track advertisements between publishers and advertisers. The Company will be serving ads using an open source traffic server software called PHPAdsNew that can be obtained at no charge without any restrictions from http://phpadsnew.com. We will be calling the traffic server AdX.

Assets will be purchased from unaffiliated third parties at the market price for the assets. As of the date hereof, we have not identified the persons from whom we will purchase the assets.

Website costs are related to developing our websites. Our corporate website will cost $1,000. A website for advertisers and publishers will be $2,000 and a third website for resellers will cost $2,000.

Marketing and advertising is related to the design and purchase of various types of online advertisements which will promote our services to customers. The cost of developing the campaign is estimated to cost between $5,000 to $25,000.

If we raise $200,000 in this offering, we intend to pay two software developers and one customer service representative.

Working capital is the cost related to operating our office. It is comprised of expenses for telecommunications, mail, stationary, accounting, acquisition of office equipment and supplies, expenses of filing reports with the SEC, travel, and general working capital.

We will not receive any proceeds from the sale of the shares of common stock by the selling shareholders. All proceeds from the sale of shares of common stock by selling shareholders will be received by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

*	our lack of operating history
*	the proceeds to be raised by the offering
*	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and
*	our relative cash requirements.

The selling security holders and any of its donees, pledgees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of our common stock being offered under this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. Of the 2,470,000 shares offered by the selling shareholders, 1,300,000 are being offered by our officers and directors. Our officers and directors are considered underwriters and as such must sell their shares at $0.05 per share for the duration of the offering even if a subsequent market for our shares develops. The remaining selling shareholders may sell at the market price should a market develop. These sales, which may include block transactions, may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

*	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
*	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
*	purchases by a broker-dealer as principal and resales by the broker-dealer for its own account;
*	an exchange distribution in accordance with the rules of the applicable exchange;
*	privately negotiated transactions;
*

in connection with short sales of the shares - a subscriber or selling shareholder may not enter into a short sale before the registration statement is declared effective and later used the registered shares to cover the short sale.

*	broker-dealers may agree with the selling security holders to sell a specified number of shares at a stipulated price per share;
*	a combination of any of these methods of sale; or
*	any other method permitted by applicable law.

The sale price to the public may be:

*	the market price prevailing at the time of sale;
*	a price related to the prevailing market price;
*	at negotiated prices; or
*	a price the selling security holders determine from time to time.

The selling shareholders are offering their securities for sale in this offering at a price of $0.05 per share. The shares owned by selling shareholders may also be sold under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling security holders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling security holders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. To our knowledge, no selling security holder has entered into any agreement with a prospective underwriter, and we cannot assure you as to whether any such agreement will be entered into. If any of the selling security holders inform us that it has entered into such an agreement or agreements, the relevant details will be set forth in a post-effective amendment to this prospectus.

The selling security holders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.

As of December 31, 2004, the net tangible book value of our shares of common stock was $(160) or approximately $(0.01) per share based upon 2,470,000 shares outstanding.

If 100% of the shares are sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 6,470,000 shares to be outstanding will be $199,840, or approximately $0.03 per share. The amount of dilution you will incur will be $0.02 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.02 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.03 per share.

After completion of this offering, if 4,000,000 shares are sold, you will own approximately 61.82% of the total number of shares then outstanding shares for which you will have made a cash investment of $200,000, or $0.05 per share. Our existing stockholder will own approximately 38.18% of the total number of shares then outstanding, for which they have made contributions of cash, totaling $24,700 ($14,700 during the period audited and $10,000 (unaudited) subsequent to the period end), or approximately $0.01 per share.

If 75% of the shares are sold:

Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 5,470,000 shares to be outstanding will be $149,840, or approximately $0.03 per share. The amount of dilution you will incur will be $0.02 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.02 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.03 per share.

After completion of this offering, if 3,000,000 shares are sold, you will own approximately 54.84% of the total number of shares then outstanding shares for which you will have made a cash investment of $150,000, or $0.05 per share. Our existing stockholders will own approximately 45.16% of the total number of shares then outstanding, for which they have made contributions of cash, totaling $24,700 ($14,700 during the period audited and $10,000 (unaudited) subsequent to the period end), or approximately $0.01 per share.

If 50% of the shares are sold:

Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 4,470,000 shares to be outstanding will be $99,840, or approximately $0.02 per share. The amount of dilution you will incur will be $0.03 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.01 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.02 per share.

After completion of this offering, if 2,000,000 shares are sold, you will own approximately 44.74% of the total number of shares then outstanding shares for which you will have made a cash investment of $100,000, or $0.05 per share. Our existing stockholders will own approximately 55.26% of the total number of shares then outstanding, for which they have made contributions of cash, totaling $24,700 ($14,700 during the period audited and $10,000 (unaudited) subsequent to the period end), or approximately $0.01 per share.

If 25% of the shares are sold:

Upon completion of this offering, in the event 25% of the shares are sold, the net tangible book value of the 3,470,000 shares to be outstanding will be $49,840, or approximately $0.01 per share. The amount of dilution you will incur will be $0.04 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.02 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.01 per share.

After completion of this offering, if 1,000,000 shares are sold, you will own approximately 28.82% of the total number of shares then outstanding shares for which you will have made a cash investment of $50,000, or $0.05 per share. Our existing stockholders will own approximately 71.18% of the total number of shares then outstanding, for which they have made contributions of cash, totaling $24,700 ($14,700 during the period audited and $10,000 (unaudited) subsequent to the period end), or approximately $0.01 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing stockholders if all of the shares are sold:

Price per share	$0.05
Net tangible book value per share before offering	$0.01
Potential gain to existing shareholders per share	$0.02
Net tangible book value per share after offering	$0.03
Increase to present stockholders in net tangible book value per share after offering	$0.02
Capital contributions	$200,000
Number of shares outstanding before the offering	2,470,000
Number of shares after offering held by existing stockholders	2,470,000
Percentage of ownership after offering	38.18%

Purchasers of shares in this offering if all shares sold

Price per share	$0.05
Dilution per share	$0.02
Capital contributions	$200,000
Number of shares after offering held by public investors	4,000,000
Percentage of ownership after offering	61.82%

Purchasers of shares in this offering if 75% of shares sold

Price per share	$0.05
Dilution per share	$0.02
Capital contributions	$150,000
Number of shares after offering held by public investors	3,000,000
Percentage of ownership after offering	54.84%

Purchasers of shares in this offering if 50% of shares sold

Price per share	$0.05
Dilution per share	$0.03
Capital contributions	$100,000
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	44.74%

Purchasers of shares in this offering if 25% of shares sold

Price per share	$0.05
Dilution per share	$0.04
Capital contributions	$50,000
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	28.82%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering 4,000,000 shares of common stock on a direct public offering basis, without any involvement of underwriters or broker-dealers, 1,000,000 shares minimum, 4,000,000 shares maximum. The offering price is $0.05 per share. Funds from this offering will be placed in a separate bank account at Bank of Montreal, Vancouver, British Columbia. Its telephone number is (800) 555-3000. We will hold the funds in the account until we receive a minimum of $50,000 at which time we will appropriate for the purpose set. Any funds received by us thereafter will be immediately appropriated by us. If we do not receive the minimum amount of $50,000 within 180 days of the effective date of our registration statement, 90 additional days if we so choose, all funds will be promptly returned to you without a deduction of any kind. In any case, interest earned on the money will be retained by us. During the 180-day period and possible additional 90-day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $50,000 within the 180-day period referred to above which could be expanded by an additional 90 days at our discretion for a total of 270 days. There are no finders involved in our distribution.

We will sell the shares in this offering through our officers and directors. They will receive no commission from the sale of any shares. They will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1.   The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2.   The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.   The person is not at the time of their participation, an associated person of a broker/dealer; and,

4.   The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are and will continue to be one of our officers and directors at the end of the offering and have not been during the last twelve months and are currently not broker/dealers or associated with a broker/dealer. They have not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

We intend to sell our shares in the states of New York, Illinois, Georgia, Wyoming, Colorado, New Jersey, Washington D.C. and/or outside the United States of America.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $1,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 180 days.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1.   execute and deliver a subscription agreement

2.   deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to SYDYS CORPORATION.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Shares Offered by Selling Shareholders

Of the 2,470,000 shares offered by the selling shareholders, 1,300,000 are being offered by our officers and directors. Our officers and directors are considered underwriters and as such must sell their shares at $0.05 per share for the duration of the offering even if a subsequent market for our shares develops. The remaining selling shareholders may sell at the market price should a market develop.

BUSINESS

General

We were incorporated in the State of Nevada on February 9, 2004. We have not started operations. We have partially created a website (www.trafficaces.com) that will be used to promote our proposed business. We have not generated any revenues and the only operations we have engaged in are the creation of the website and the development of a business plan. We maintain our statutory registered agent is Laughlin International located at 2533 N. Carson Street, Carson City, Nevada 89706. Its telephone number is (887) 273-8152 and our business office is located at 2741 East Hastings Street, Suite 209, Vancouver, British Columbia, Canada V5K 1Z8. Our telephone number is (604) 251-1206. We occupy this office at no charge as it is the principal residence of Jason Baybutt, our chief financial officer and a member of our board of directors.

We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause this plan to change.

We have not begun operations and will not begin operations until we have completed this offering. Our plan of operation is forward looking and there is no assurance that we will ever begin operations.

We have not conducted any market research into the likelihood of success of our operations or the acceptance of our services by the public.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

Operations to Date

Our operations to date have consisted of the partial development of the www.trafficaces.com website, and the development our business plan which is embodied in this prospectus. The company will be serving ads using an open source traffic server obtained free of charge without any restrictions We have not begun operations and will not begin operations until we completed this offering. Our plan of operation is forward looking and there is no assurance that we will ever begin operations.

Our plan of operation which appears in the Management's Discussion and Analysis or Plan of Operation section of this prospectus. As of the date of this prospectus, we have not generated any revenues from our proposed operations and will not generate revenues from our operations unless we raise the minimum amount of this offering.

The trafficaces website will be used for our reseller customers. It does not currently allow us to conduct business with resellers as it does not interface with our AdX traffic server nor does it have complete information and pricing for our services. We expect to complete the trafficaces website 60 days after completion of this offering.

Another website will be required to sell our services directly to advertisers. We have not yet purchased a domain for this website nor have we started development. This website will feature the ability for an end user to purchase advertising packages directly from the website and receive advertisements for the end user product or service the same day. We expect to complete this website and the features listed 60 days after completion of this offering.

Lastly the domain name for the Corporate website www.sydys.com has been registered and no further development has occurred. This website simply provides information about Sydys Corporation and does not feature any additional functionality. We expect this website to be online 60 days after completion of this offering.

The Company will be serving ads using an open source traffic server software called PHPAdsNew that can be obtained at no charge without any restrictions from http://phpadsnew.com. We will be calling the traffic server AdX. Development will be required to integrate the software to meet our Companys needs and to adapt this software to our own specfications dependent upon our customers needs. AdX is currently operational and meets the most basic requirements of serving ads. The immediate tasks required will be to integrate the software into our websites, test it and debug the software. We anticipate to complete this review of the software within 60 days upon completion of this offering.

Once the websites and AdX are tested and integrated we can begin the process of locating publishers, resellers and advertisers. We currently do not have any publishers, resellers or advertisers. We anticipate promoting our services 60 days after completion of this offering.

Planned Services

We intend to locate publishers and sell their advertising inventory to our customers. Publishers are websites that sell space for advertising. We will contact publishers directly to purchase their advertising inventory and then our customers will then purchase the necessary advertising from us based on their needs. Fees are based upon the quantity of "visitors" to a website and the amount of time that customer wants the advertisement to run. We will mark-up the publisher's price for their ad inventory by 25% to 50% and bill our customer accordingly. The 25% to 50% mark-up is standard is comparable in the industry and comparable to our competitors.

The most common types of Internet advertisements are Banner, Pop Up, Pop Under, Pop In and Flash ads. Banner ads are pictures at the top or side of web pages. Pop Up ads are ads which display as a separate window from the web page you are looking at. Pop Under ads are similar to pop up ads but appear behind the web page you are looking at. Pop In ads appear as a window which moves in front of the web page you are looking at and is normally smaller in size than a pop up and Flash ads are essentially movies which can be shown in any of the ad formats already mentioned above.

Advertising space will be bought and sold and tracked meticulously through our AdX software which runs on computer servers.

AdX Software

We will be serving ads using an open source traffic server software called PHPAdsNew that can be obtained at no charge without any restrictions from http://phpadsnew.com. We will be calling the traffic server AdX. AdX is developed in PHP and mysql and runs on Intel I386 Platform using apache webserver software.

We have no patents, copyrights or trademarks to protect it and do not intend to offer licensing fees as it was developed as an open source product and is therefore free to use.

AdX software performs the delivery of ads to a customers desktop. The software handles the volume, type of ad and timeframe in which the ads are delivered. AdX also targets ads based on category of interest and country to be delivered.

AdX is currently operational and meets the most basic requirements of serving ads. We will develop AdX features as necessary on an ongoing basis dependent upon completion of this offering and working capital. We are unaware if AdX will be able to meet the needs of the business going forward.

Websites

We currently have our www.trafficaces.com website partially developed for use in promoting our services that was developed by our officers. We plan on contracting out the development of our corporate website, reseller/publisher website and the advertiser/publisher website all of which are needed to fully implement the business plan. We will be hosting our websites with NetNation who will provide the following services and products for the website hosting: disk space, bandwidth, pop mailboxes, e-mail forwarding, e-mailing aliasing, auto responder, front page support and unlimited FTP access. If NetNation is no longer able to provide services for our website and our AdX software we will be able to obtain the services of Peer 1 Networks or In2net Network Inc. both of which are located in the Vancouver, British Columbia area. Alternate additional suppliers are prevalent and easy access without potential interruption to our business.

The websites are intended to promote our business.

The trafficaces website is simply an informational site only describing our service and the types and rates of ads we offer. Once a reseller is signed up with us, he uses AdX to buy advertising from us and we deliver ads to him and he sells them to his customer base.

The advertiser/publisher website has not yet been developed.

The domain name has been registered for the Corporate website www.sydys.com. No further development has been commenced.

Distribution Methods of the Products and Services

We will sell ads both direct to the consumer and through its reseller channel.

Direct to Consumer Channel (D2C)

Our D2C channel is not yet developed. Clients interested in promoting their products and services contact us directly via our website, email or telephone. The website we use to promote this channel has not yet been determined. The client will provide us with their required volume of advertising and the category and country they wish to target. After checking our inventory, we provide a quotation and time frame within which the campaign can be delivered. If we are oversold, we source additional inventory or offer the customer a date which we can provide the service. Funds are usually prepaid except in some circumstances where a large ad agency is involved. Once payment has been made, the campaign is entered into the AdX system and is completely automated. The consumer can review campaign statistics in real time and make alterations to the campaign as needed.

Reseller Channel

Our reseller network will be directed towards Internet entrepreneurs who manage their own advertising businesses and promote their services online. The website we use to promote this channel can be found at www.trafficaces.com. These businesses are typically small and are home-based. We will provide these businesses with affordable, reliable inventory and allow them to use AdX to provide advertising campaign management. The reseller will provide us with the volume of advertising they intend to purchase. We will utilize a tiered pricing model based on volume. After checking our inventory, we allocate the ad space which is kept as a pool from which the reseller can draw. If we are oversold, we source additional inventory. Funds are prepaid. Once payment has been made, the reseller is added into the AdX system. The reseller can sell advertising units of any type and can draw from the pool each time a campaign is started. The consumer can review campaign statistics in real time and make alterations to the campaign as needed.

Competition and Competitive Strategy

We have not begun generating revenues. Accordingly, we have no competitive position in our industry. After we begin operations, assuming we do, our position will be extremely small. We will be competing with many companies all of which have more financial and market strength than we do.

We will be competing with the www.traffictaxi.net who is comparably sized to us.

There are several factors which will enable us to penetrate the entry level market and distinguish us from other companies competing in this sector. First, we do not charge customers any additional fees to serve and deliver ads. Second, we offer free technical support and have a customer service department to service our clients while other companies rely strictly upon email. Third, we are located in Canada and although our business is conducted in US dollars our expenses and server infrastructure costs less than companies located in the US and abroad. Lastly, our access to skilled workers willing to seek employment with us at considerably lower rates than can be found in the US and abroad.

Our selling price of AdX is competitive with that of our industry and comparable competitors and our pricing is in line with our competitors and our services offered are similar. We will have one competitive advantage in that we will offer telephone support during business hours as well as email support.

Source and Availability of Products and Services

The primary source for our advertising inventory will come from the websites found on the Internet that allow advertisements to be dispersed among their content. We supply the ads for their website from our paid advertisers and control what is displayed when a user visits a particular web publisher's site.

Although the primary source of revenue comes from Pop Under, Pop Up and Pop In ads, the industry is moving away from these ad formats and relying on less obtrusive ad formats. AdX has been designed to allow for any ad type to be served regardless of the format.

Revenue

Revenues will be generated from sales of our services to our clients.

Seasonality and Cyclicality

We do not believe we will be impacted by seasonal changes, however; expenditures by direct marketers and advertisers tend to vary in cycles that reflect overall economic conditions as well as budgeting and buying patterns.

Proprietary Rights

We have no patents, copyrights or trademarks to protect our software. We protect it only by keeping it a secret. If someone learns to reproduce it, they will be able to compete with us.

Marketing

We intend to market our services globally, however; our initial main focus is in English speaking countries primarily the United States, Canada and the United Kingdom through strategically placed online ads in those countries. We will also use inbound links that connect directly to our website from other sites. Potential customers can simply click on these links to become connected to our website from search engines and industry related websites.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us which could cause us to cease operations.

Employees; Identification of Certain Significant Employees.

We are a development stage company and currently have no employees, other than our officers and directors. We intend to hire additional employees on an as needed basis. Employees will only be hired if we have sufficient revenues and/or cash to pay for their services. Until we have sufficient revenues and/or cash all work and development will be done by the Company's Officers.

Government Regulation

We are not currently subject to direct U.S., federal, state or local regulation or Canadian laws other than regulations applicable to businesses generally. There are currently no e-commerce regulations that affect us, however, the FCC has intiated action against an e-commerce provider that disclosed confidential information to third parties. We will not provide personal information regarding our users to third parties.

We are qualified to do business only in Nevada. Our failure to qualify in a jurisdiction where it is required to do so could subject it to taxes and penalties. It could also hamper our ability to enforce contracts in such jurisdictions. The application of laws or regulations from jurisdictions whose laws currently apply to our business could have a material adverse affect on our business, results of operations and financial condition.

Research and Development

We have not spent any money on research and development. The AdX software is an open source traffic server available freely online at http://phpadsnew.com. The trafficaces website was developed free of charge by our officers and directors. Our officers and directors have spent $0.00 on research and development since our inception.

Properties

We own no properties.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a start-up stage corporation and have not started operations or generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we complete the development of our website, source out suppliers for products to sell and source out customers to buy our products. We believe the technical aspects of our websites will be sufficiently developed to use for our operations 60 days from the completion of our offering. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. We will not begin operations until we raise money from this offering.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to begin operations but we cannot guarantee that once we begin operations we will stay in business after operations have commenced. If we raise the minimum or the maximum amount from this offering and achieve our estimated revenue forecasts we expect to have sufficient cash flow for the next twelve months..

If we are unable to generate revenues as expected we believe we will be able to meet our cash requirements for the twelve months following the completion of this offering if we raise the maximum amount. If we raise the minimum amount and are unable to achieve revenues as expected we believe we will be able to meet our cash requirements for the next three month and we will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.

If we raise less than the maximum amount and we need more money we will have to revert to obtaining additional money as described in this paragraph. Other than as described in this paragraph, we have no other financing plans.

The table below sets forth the use of proceeds if $50,000 or $200,000 of the offering is sold.

	$50,000	$200,000

Gross proceeds	$50,000	$200,000
Offering expenses
Legal Fees	$10,000	$10,000
Printing prospectus	$2,000	$2,000
Accounting and auditing fees	$6,500	$6,500
State securities blue sky fees	$2,000	$2,000
Transfer agent fees	$3,000	$3,000
SEC filing fees	$100	$100
Miscellaneous unforseen expenses	$1,400	$1,400
Total Offering Expenses	$25,000	$$25,000
Net proceeds	$25,000	$175,000

The net proceeds will be used as follows:

Hardware	$1,000	$17,000
Software	$10,000	$80,000
Website	$5,000	$5,000
Marketing and advertising	$5,000	$25,000
Salaries	$0	$36,000
Working capital	$4,000	$12,000
Total Net Proceeds	$25,000	$$175,000

Hardware is comprised of the acquisition of computers for the delivery of advertisements from publishers to advertisers and office computers for desktop use. If the minimum is raised, we will lease two computers servers for $1,000. If the maximum is raised we will purchase three computer servers and two desktop computers.

Software costs are the costs associated with development of the software used to deliver and track advertisements between publishers and advertisers. The ad serving technology is called AdX. The more money we raise, the more money will spend on developing our software and the more intricate the software will become.

Assets will be purchased from unaffiliated third parties at the market price for the assets. As of the date hereof, we have not identified the persons from whom we will purchase the assets.

Website costs are related to developing our websites. Our corporate website will cost $1,000. A website for advertisers and publishers will be $2,000 and a third website for resellers will cost $2,000. We have plans to develop a corporate website www.sydys.com which be an informational site only and will disclose information about us. We have registered the www.sydys.com domain name. The trafficaces website will be used for our reseller customers. It will explain to resellers about us and our services and how to open a reseller account. This site will also have a publisher sign up page. This site will be integrated into the AdX traffic server software. The other site for advertisers will be similar to the trafficaces website but it will have specific advertising packages that can purchased and will also integrate into the AdX traffic server software.

Marketing and advertising is related to the design and purchase of various types of online advertisements which will promote our services to customers. The cost of developing the campaign is estimated to cost between $5,000 to $25,000.

If we raise $200,000 in this offering, we intend to pay two software developers and one customer service representative.

Working capital is the cost related to operating our office. It is comprised of expenses for telecommunications, mail, stationary, accounting, acquisition of office equipment and supplies, expenses of filing reports with the SEC, travel, and general working capital.

Risks Associated With Investing In Us.

1.     Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

2.     We were incorporated in February 9, 2004 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. For the period ended December 31, 2004, our net loss since inception is ($24,860) of which $24,218 is for legal fees and audit fees in connection with this offering. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

*	completion of this offering
*	our ability to attract customers who will buy out products and services
*	our ability to generate revenues through the sale of our products and services

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

3.     We have no clients, customers or suppliers. We have not identified any clients, customers or suppliers and we cannot guarantee we ever will have any. Even if we obtain clients, customers and suppliers for our services, there is no guarantee that our suppliers will supply us products, or that our clients and customers will use our website to buy our products or services. If we are unable to attract enough suppliers to offer their products for sale or enough customers to buy the products from our website to operate profitably we will have to suspend or cease operations.

4.     We have not started our business. We need the proceeds from this offering to start our operations. If the minimum of $50,000 is raised, this amount will enable us, after paying the expenses of this offering, to initiate our operations. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

5.     Because we are small and do not have much capital, we must limit marketing our website to potential customers and suppliers. The sale of products via our website is how we will generate revenues. Because we will be limiting our marketing activities, we may not be able to attract enough customers to buy our products and services in order to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Plan of Operation

Assuming we raise the minimum amount in this offering, we believe we can satisfy our cash requirements during the next 12 months. We will not be conducting any product research or development other than the development of our AdX and the completion of our websites. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees.

Upon completion of our public offering, our specific goal is to profitably sell online advertisements through our Internet websites to website owners, ad resellers and corporations. We intend to accomplish the foregoing through the following milestones:

1.     Complete our public offering. We believe that we will raise sufficient capital to begin our operations. We believe this could take up to 180 days from the date the Securities and Exchange Commission declares our offering effective. We will not begin operations until we have closed this offering. We intend to concentrate all of our efforts on raising as much capital as we can during this period.

2.     As soon as our public offering is complete, we intend to acquire the hardware consisting of computers, for the deliver of advertisements to customers. If the minimum is raised we will lease the computer hardware and if the maximum is raised we will purchase the hardware at a cost $17,000 and it will take one week.

3.     At the same time we will begin to develop AdX. Development and refinement of AdX will continue during the life of our operation or until it becomes obsolete. Cost of developing AdX will cost between $10,000 and $80,000 depending on amount raised.

4.     At the same time, we will establish our other websites and initiate our marketing and advertising campaign. Our marketing and advertising campaign will be ongoing and continue during the life or our operations. We have allocated between $5,000 and $25,000 for our marketing and advertising campaign.

5.     We believe our websites will be fully operational approximately sixty days after we complete our public offering. The cost of establishing our websites will be $5,000.

6.     Within 90 days from completion of our public offering, we should begin generating revenues.

In summary, we should be in full operation and receiving orders within 100 days of completing our offering. We believe that by this time we will be receiving orders and generating revenues. We believe that we will generate sufficient revenues to remain in business during the next twelve months. Our officers base this belief on the work experience and life experiences, however, there is no assurance that we will in fact be able to accomplish this objective in the foregoing time constrants.

We will not be conducting any product research or development other than the development of our AdX software and websites. We are not going to buy or sell any plant or significant equipment during the next twelve months.

If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything.

Significant Assumptions

We expect the cost of leasing computer servers to be 500 per month without any up fronts costs for based on a month to month term from NetNation. Both Peer 1 Networks and In2net Network Inc. offer competitive lease packages as alternate sources. If the maximum proceeds are raised we intend to purchase three dual Zeon servers for $9,000, four P4 Desktop PC's for $6,000, one Cisco switch for $2,000.

We intend to serve ads using an open source traffic server software called PHPAdsNew that can be obtained at no charge without any restrictions from http://phpadsnew.com. We will be calling the traffic server AdX. AdX is currently operational and meets the most basic requirements of serving ads. Further development will be required to integrate the software to meet our needs. If we raise the minimum amount of proceeds from this offering the tasks required will be to integrate the software into our websites, test it and debug the software. We estimate the cost to be between $5,000 and $10,000. If we raise the maximum we will be required to integrate the software into our websites, test it and debug the software. We estimate the cost to be between $5,000 and $10,000. Further enhancements to the software will be dependant up on the needs of our customers and have yet to be determined. We have allocated 70,000 for new enhancements.

The websites were estimated based on the knowledge and experience of the directors and officers. We intend to develop our corporate website externally.

The specific marketing activities and advertising activities we expect to undertake if the minimum is raised are: to design and create advertisements which will promote our services and to place these ads on websites where webmaters frequently visit. If the maximum is raised we intend to design and create advertisements which will promote our services and to place these ads on websites where webmaters frequently visit. In addition, we will place ads in all major pay-per-click search engines and other print media dedicated to the online advertising industry.

We estimated the cost of hiring one customer service representative to be $36,000 per year based upon current going rates for that position. We estimate hiring two software developers for a period of one year at $40,000 each based upon current going rates for that position.

If we raise the maximum the increase in working capital requirements will be used for an increase in office expenses due to an increase in people.

If we raise the minimum or the maximum and achieve our estimated revenue forecasts we expect to have sufficient cash flow for the next twelve months. If we raise the minimum the amount, the funds available for further enhancements to the software above the $10,000 allocated for the funds raised will be dependent upon our ability to meet revenue targets.

If we are unable to generate revenues as expected we believe we will be able to meet our cash requirements for the twelve months following the completion of this offering if we raise the maximum amount. If we raise the minimum amount we expect to meet our cash requirements for three months. We may not be able to raise additional funds in the future.

Our assumptions are based upon our officers and directors past work experiences and past life experiences.

Limited operating history; need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in a start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

Know material risks, trends and uncertainties

Advertising Revenue

Advertising revenue will be our only source of revenue. Competition from other servers that deliver advertisements will affect our ability to attract and retain advertisers and to increase advertising rates. We expect that competition will impact our revenue growth. While we expect to become profitable, this is a highly competitive industry and is at the early stage of its development, making future direction of internet advertising difficult to forecast.

Usage

Overall usage of Internet advertising is increasing. Several factors, including an on-line migration from paper advertising and an increased awareness of and education about the Internet has caused an increase in demand for our type of advertising. We also believe that increased usage of Internet-based advertising will support overall usage and advertising rates in the U.S.

Transition

Along with the new consumer electronics devices, media formats and technologies have evolved at a rapid pace, and standards have not been established by the industry or marketplace.

Blocking Software

Blocking software and new trends in operating systems which offer ad blocking technology will detract advertisers from our business. Our plan to minimize the impact of these factors on our business is to continue developing AdX software to minimize the affects of ad blocking where possible and the addition of new ad types.

Network Publishers

Our inability to attract a network of publishers and the failure of AdX to meet the minimum criteria for our business will have an adverse affect on our operations. In order to attract a network of publishers we will require the necessary funds from this offering so that we may effectively advertise on websites and pay per click advertising.

Complete this offering

Our ability to obtain a secure sources of supply and customers, and generate revenues are all dependent on our ability to complete this offering.

To become profitable and competitive, we have to locate and negotiate agreements with website publishers to offer their products for sale to us at pricing that will enable us to establish and sell the products to our customers. In order to accomplish this we intend to use www.alexa.com which allows us to search for website publishers. We will then contact them and negotiate agreements with them. We are seeking equity financing to provide for the capital required to implement our operations.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of operations

From Inception on February 9, 2004 to December 31, 2004

During the period we incorporated the company, hired the attorney, and hired the auditor for the preparation of this registration statement. We created an Internet website with the domain name www.trafficaces.com. Our loss since inception is ($24,860) of which $24,218 is for legal fees and audit fees in connection with this offering. $642 is for general office costs. We have not started our proposed business operations and will not do so until we have completed this offering. We expect to begin operations 100 days after we complete this offering.

Since inception, we sold 2,470,000 shares of common stock to 19 persons including our officers and directors and raised $24,700 ($14,700 during the period audited and $10,000 (unaudited) subsequent to the period end). Sales were made pursuant to Regulation S of the Securities Act of 1933.

Liquidity and capital resources

As of the date of this registration statement, we have yet to generate any revenues from our business operations.

We issued 300,000 shares of common stock to Jason Baybutt on March 3, 2004; 700,000 shares to Christopher Schilling on October 12, 2004 (unaudited); and 300,000 shares to Byron O'Brien on October 12, 2004 (unaudited), under the exemption from registration contained in Regulation S of the Securities Act of 1933.This was accounted for as a sale of common stock.

We also issued an additional 1,170,000 shares of common stock to 16 persons under the exemption from registration contained in Regulation S of the Securities Act of 1933.This was accounted for as a sale of common stock.

As of December 31, 2004, our total assets were $5,275 in cash and cash equivalents and prepaids and our total liabilities were $5,435 comprised of accounts payable, accrued liabilities and shareholder loan.

MANAGEMENT

Officers and Directors

Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our present officers and directors are set forth below:

Name and Address	Age	Position(s)
Christopher Schilling	38	president, principal executive officer and a member
2038 East 8th Avenue		of the board of directors
Vancouver, British Columbia
Canada V5N 1V2

Jason H. Baybutt	33	secretary, treasurer, principal financial officer,
209-2741 Hastings Street		principal accounting officer member of the board of
Vancouver, British Columbia		directors
Canada V5K 1Z8

Byron L. O'Brien	21	member of the board of directors.
219-9847 Manchester Dr.
Burnaby, British Columbia
Canada

The persons named above have held their offices/positions since inception of our company and are expected to hold their offices/positions until the next annual meeting of our stockholders.

Background of officers and directors

Since September 15, 2004, Mr. Christopher Schilling has been our president, principal executive officer and a member of our board of directors. From May 2003 to September 2004, Mr. Schilling was president and chief executive officer of Adlogix Media Group Inc., Vancouver, British Columbia. Adlogix is engaged in the business of online advertising. From March 2003 to April 2003, Mr. Schilling was engaged in the development of a business and technology plan which helped launch Adlogix Media Group. From July 2002 to February 2003, Mr. Schilling was employed as a manager for Technology and Infrastructure, an independent contractor, engaged by Canaccord Capital, a Canadian broker-dealer to produce a strategic technology plan and tactical plan for operations. From August 2001 to June 2002, Mr. Schilling was employed as an independent contractor and was engaged in various information technology projects with Methanex Corporation, Creation Technologies and IRIS Systems located in Vancouver, British Columbia. From September1998 to July 2001, Mr. Schilling was director of information systems for IZ Technology Corporation, Vancouver, British Columbia. IZ Technology is engaged in the business of manufacturing digital recording equipment for music professionals. Mr. Schilling was responsible for creating and managing a mid-sized IT department.

Since February 9, 2004, Mr. Jason H. Baybutt has been our secretary, treasurer, principal financial officer, principal accounting officer and a member of our board of directors. From February 9, 2004 to September 15, 2004, he served as president and chief executive officer. From May 2003 to September 2004, Mr. Baybutt was vice president of finance for Adlogix Media Group Inc., Vancouver, British Columbia. Adlogix is engaged in the business of online advertising. Mr. Baybutt's duties included accounting, finance and budgeting. From April 2001 to May 2003, Mr. Baybutt was controller for Catalyst Media Inc., Vancouver, British Columbia. Catalyst Media is engaged in the business of direct mail marketing. His duties included accounting and finance. From April 2000 to April 2001, Mr. Baybutt was controller of I Am Adventurous Travel Corporation, Vancouver, British Columbia. I Am Adventurous Travel is engaged in the business of selling adventure travel products. Mr. Baybutt was responsible for accounting and finance. From February 1999 to April 2000, Mr. Baybutt was employed by Apex Communications, Inc., Surrey, British Columbia. Apex Communications is engaged in the business of retail sales of wireless and security products. Mr. Baybutt was responsible for the preparation and analysis of branch and consolidated financial statements.

Since September 15, 2004, Byron L. O'Brien has been a member of our board of directors. Since July 2004, Mr. O'Brien has been a field service representative with Telus Communications Inc., Vancouver, British Columbia. Telus is an Internet service provider. Mr. O'Brien is responsible for troubleshooting network and computer related problems. From September 2002 to June 2004, Mr. O'Brien was a student at British Columbia Institute of Technology, Burnaby, British Columbia. He completed the Network Professional Technical Program and received a diploma and CCNP certification. From June 2001 to August 2002, Mr. O'Brien was a technical service representative with Discovery Computers and Wireless, Vernon, British Columbia. Discovery Computers and Wireless is a retail compute that also provides technical support. Mr. O'Brien duties included sales and computer related technical work. From November 1998 to September 2001, Mr. O'Brien was a junior service clerk with Overwaitea Foods, Vernon, British Columbia. Overwaitea is a grocery store. Mr.O'Brien worked in the produce department and customer service.

Conflicts of Interest

We do not foresee any conflicts of interest.

Authorized Directors

Our articles of incorporation and bylaws provide for the election of up to 13 directors. Currently only 3 seats are occupied. We have not plans to recommend the election of additional directors at this time.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us from inception on February 9, 2004 through September 30, 2004, for each or our officers and directors. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table
						Long-Term Compensation
		Annual Compensation				Awards	Payouts
						Securities
				Other	Under	Restricted		Other
				Annual	Options/	Shares or		Annual
Names Executive				Compen-	SARs	Restricted	LTIP	Compen-
Officer and	Year	Salary	Bonus	sation	Granted	Share/Units	Payouts	sation
Principal Position	Ended	(US$)	(US$)	(US$)	(#)	(US$)	(US$)	(US$)

Christopher Schilling	2004	0	0	0	0	0	0	0
President, Principal Executive	2003	0	0	0	0	0	0	0
Officer & Director	2002	0	0	0	0	0	0	0

Jason H. Baybutt	2004	0	0	0	0	0	0	0
Secretary, Treasurer, Principal	2003	0	0	0	0	0	0	0
Financial Officer & Director	2002	0	0	0	0	0	0	0

Byron L. O'Brien	2004	0	0	0	0	0	0	0
Director	2003	0	0	0	0	0	0	0
	2002	0	0	0	0	0	0	0

We have no employment agreements with any of our officers. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our directors do not receive any compensation for serving as members of the board of directors.

Time Devoted to Our Operations

Our officers and directors will devote as much time as is necessary to complete our plan of operation. Currently, our officers each devote approximately 15 hours a week to our operations. That will increase, assuming we complete our public offering. Our officers and directors are developing our website. They are not paid at the present time. They are performing these services without compensation because they believe in us and have a vested interest in our success through their share ownership.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL AND SELLING STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors and officers, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of his shares and possess sole voting and dispositive power with respect to the shares (unaudited).

			Number of Shares	Percentage of
	Number of	Percentage of	After Offering	Ownership After the
Name and Address	Shares Before	Ownership Before	Assuming all of the	Offering Assuming all
Beneficial Owner [1]	the Offering	the Offering	Shares are Sold	of the Shares are Sold

Christopher Schilling	700,000	28.35%	0	0.00%
2741 E. Hastings Street
Suite 209
Vancouver, BC
Canada V5K 1Z8

Jason H. Baybutt	300,000	12.15%	0	0.00%
2741 E. Hastings Street
Suite 209
Vancouver, BC
Canada V5K 1Z8

Byron L. O'Brien	300,000	12.15%	0	0.00%
2741 E. Hastings Street
Suite 209
Vancouver, BC
Canada V5K 1Z8

All Officers and Directors
as a Group (3 Individuals)	1,300,000	52.65%	0	0.00%

Dwayne Maynes [2]	100,000	4.05%	0	0.00%
12477 Knotts Street
Vancouver, BC
Canada V2X 8P6

Karen Maynes[2]	100,000	4.05%	0	0.00%
12477 Knotts Street
Vancouver, BC
Canada V2X 8P6

[1]	The persons named above are the only "promoters" of our company.
[2]	Dwayne Maynes and Karen Maynes are husband and wife. They are not deemed promoters. They were not instrumental in our founding, but are merely investors in our common stock.

Selling Shareholders

The following table sets forth the name of each selling shareholder, the total number of shares owned prior to the offering, the percentage of shares owned prior to the offering, the number of shares offered, and the percentage of shares owned after the offering, assuming the selling shareholder sells all of his shares and we sell the maximum number of shares (unaudited).

				Percentage of shares
	Total number	Percentage	Number of	owned after the offering
	of shares owned	of shares owned	shares	assuming all of the shares
Name (2)	prior to offering	prior to offering	being offered	are sold in the offering

Christopher Schilling	700,000	28.35%	700,000	0.00%
Jason Baybutt	300,000	12.15%	300,000	0.00%
Byron O'Brien	300,000	12.15%	300,000	0.00%
Shawn Baybutt	50,000	2.02%	50,000	0.00%
Dwayne and Karen Maynes	200,000	8.10%	200,000	0.00%
Rob Walker	100,000	4.05%	100,000	0.00%
Peter Godfrey	100,000	4.05%	100,000	0.00%
Alex Bevan	100,000	4.05%	100,000	0.00%
Liam O'Brien	70,000	2.84%	70,000	0.00%
Patterson Sales & Marketing (1)	50,000	2.02%	50,000	0.00%
David Bibby	100,000	4.05%	100,000	0.00%
June Shelling	50,000	2.02%	50,000	0.00%
Donald Shilling	50,000	2.02%	50,000	0.00%
Stuart Ross	100,000	4.05%	100,000	0.00%
Dillon Peters	50,000	2.02%	50,000	0.00%
Jennie Chan	50,000	2.02%	50,000	0.00%
Cecilia Baybutt	50,000	2.02%	50,000	0.00%
Thomas Baybutt	50,000	2.02%	50,000	0.00%

TOTAL	2,470,000	100.00%	2,470,000	0.00%

[1]	Ultimate voting and investment control is vested in Richard Paterson, the owner.
[2]

None of the selling shareholders have or had any position, office or other material relationship with us with the exception of Christopher Schilling, Jason Baybutt, and Byron O'Brien who are our officers and directors.

Broker Dealers

None of the selling shareholders are broker-dealers or affiliated with broker-dealers.

Future sales by existing stockholders

A total of 1,300,000 shares of common stock were issued to our officers and directors, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering. Of the 2,470,000 shares offered by the selling shareholders, 1,300,000 are being offered by our officers and directors. Our officers and directors are considered underwriters and as such must sell their shares at $0.05 per share for the duration of the offering even if a subsequent market for our shares develops. The remaining selling shareholders may sell at the market price should a market develop.

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There are three holders of record for our common stock. The record holders are our officers and directors who collectively own 1,300,000 restricted shares of our common stock.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 20.10% of our outstanding shares.

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-takeover provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

The stock transfer agent for our securities is Holladay Stock Transfer, Inc., 2939 North 67th Place, Scottsdale, Arizona, 85251 and its telephone number is (480) 481-3940.

CERTAIN TRANSACTIONS

In March 2004, in consideration of $3,000, we issued 300,000 shares of restricted common stock to Jason Baybutt, our secretary, treasurer, chief financial officer and a member of the board of directors; in October 2004 (unaudited), in consideration of $7,000, we issued 700,000 shares of restricted common stock to Christopher Schilling, our president and chief executive officer and a member of the board of directors; and, in October 2004 (unaudited), in consideration of $3,000, we issued 300,000 restricted shares of common stock to Byron L. O'Brien, a member of the board of directors. Messrs Baybutt, Schilling and O'Brien are also considered promoters because they instrumental in our founding. The foregoing is the only thing of value received by them or to be received by them, directly or indirectly from us.

On September 29, 2004 we sold 100,000 shares of common stock to Dwayne Maynes in consideration of $1,000. On the same date we sold 100,000 shares of common stock to Karen Maynes in consideration of $1,000. Dwayne Maynes and Karen Maynes are husband and wife.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to September 30, 2004, included in this prospectus have been audited by Staley Okada & Partners, Suite 400, 889 West Pender Street, Vancouver, British Columbia, Canada V6C 3B2, telephone number (604) 694-6070, as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 503, Spokane, Washington 99201, telephone (509) 624-1475 has acted as our legal counsel.

FINANCIAL STATEMENTS

Our fiscal year end is September 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by a firm of Chartered Accountants.

Our financial statements from inception to December 31, 2004, immediately follow:

Sydys Corporation	Statement 1
(A Development Stage Company)
Interim Balance Sheet
As at December 31, 2004
Expressed in US Funds
Unaudited

ASSETS	As At December	As at September
	31, 2004	31, 2004
Current
Cash and cash equivalents	$4,926	$11,770
Prepaids	349	355
	$5,275	$12,125

LIABILITIES
Current
Accounts payable	$3,235	$-
Accrued liabilities	2,000	2,374
Due to related party (Note 4)	200	200
	5,435	2,574

STOCKHOLDERS' EQUITY (DEFICIT)-
Capital Stock (Note 3) - Statement 3
Authorized:
100,000,000 common shares with $0.001 par value
Issued and outstanding shares:	2,470	1,470
2,470,000 (1,470,000) shares
Capital in excess of par value	22,230	13,230
Deficit Accumulated During the Development Stage-Statement 3	(24,860)	(5,149)
Equity (Deficit) - Statement 3	(160)	9,551
	$5,275	$12,125

- See Accompanying Notes -

Sydys Corporation	Statement 2
(A Development Stage Company)
Interim Statements of Operations
Expressed in US Funds
Unaudited

	Cumulative

	(February 9,	Three Months
	2004 to	Ended
	December 31,	December 31,
	2004)	2004

Expenses
Accounting & Legal Fees	$24,218	$19,200
General and administrative expenses	642	511
Loss for the Period	$(24,860)	$(19,711)

Weighted Average Number of Shares Outstanding		2,336,667

Loss per Common Share - Basic and Diluted		$(0.01)

- See Accompanying Notes -

Sydys Corporation	Statement 3
(A Development Stage Company)
Interim Statement of Stockholders'
Deficit
Expressed in US Funds
Unaudited

				Deficit
				Accumulated
	Common Shares		Capital in	During the
			Excess of	Development
	Shares	Amount	Par Value	Stage	Total
Inception - February 9, 2004	300,000	$ 300	$ 2,700	$ -	$ 3,000
Common shares issued for cash at $0.01 per share	1,170,000	1,170	19,530	-	21,700
Loss for the period	-	-	-	(24,859)	(24,859)
Balance - September 30, 2004	1,470,000	1,470	13,230	(5,149)	9,551
Common shares issued for cash at $0.01 per share	1,000,000	1,000	9,000	-	10,000
Loss for the period	-	-	-	(19,711)	(19,711)
Balance - December 31, 2004	$2,470,000	$ 2,470	$ 22,230	$ 24,860	$ (160)

- See Accompanying Notes-

Sydys Corporation	Statement 4
(A Development Stage Company)
Interim Statements of Cash Flows
Expressed in US Funds
Unaudited

	Cumulative
	(February 9,	For the Period
	2004 to	Ended
	December 31,	December 31,
Cash Resources Provided By (Used In)	2004)	2004
Operating Activities
Loss for the period	$(24,860)	$(19,711)
Changes in operating assets and liabilities:
Prepaids	(349)	6
Accounts payable	3,235	3,235
Accrued liabilities	2,000	(374)
	(19,974)	(16,844)

Financing Activities
Advances from related party	200	0
Issuance of capital stock	24,700	10,000
	24,900	10,000

Net Increase in Cash and Cash Equivalents	4,926	(6,844)
Cash and cash equivalents - Beginning of Period	-	11,770
Cash and Cash Equivalents - End of Period	$4,926	$4,926

- See Accompanying Notes -

Sydys Corporation
(A Development Stage Company)
Interim Notes to Financial Statements
December 31, 2004
Expressed in US Funds
Unaudited

1.	Organization and Summary of Significant Accounting Policies

	a)	Organization and Nature of Business

Sydys Corporation (the "Company") is a Nevada corporation incorporated on February 9, 2004. It is based in Vancouver, British Columbia, Canada. The Company's fiscal year end is September 30.

The Company will be offering various types of online advertising to its customers. The most common media formats or Ad types being sold are Banner, Pop Up, Pop Under, Pop In and Flash (Interactive) Ads. The Company will derive its revenue from the purchase and resale of advertising space that brings together advertisers and publishers. Advertising space will be bought and sold and tracked through our adserving technology called AdX software, which runs on powerful computer servers.

To date, the Company's activities have been limited to its formation and the raising of equity capital. The Company will be serving ads using an open source traffic server called PHPAdsNew that can be obtained at no charge without any restrictions from http://phpadsnew.com. We will be calling the traffic server AdX. Further development will be required to integrate the software to meet our Company's needs and to adapt this software to our own specifications dependent upon our customers needs. This development has yet to be commenced as at period end. One of our websites has been partially developed and a business plan has been developed by our officers over the past six months but is considered part of the set up of the Company and no value has been attributed to this, accordingly there has been no value recorded in the financial statements. If there had been a value assigned it would be inconsequential given the time commitment to these tasks. In the current development stage, management anticipates incurring substantial additional losses as the Company implements its business plan.

	b)	Basis of Presentation

The accompanying unaudited interim financial statements have been prepared by management in accordance with the instructions in Form 10-QSB and, therefore, do not include all information and footnotes required by United States generally accepted accounting principles and should therefore, be read in conjunction with the Company's Form 10-KSB for the year ended September 30, 2004, filed with the Securities and Exchange Commission. These statements do include all normal recurring adjustments which the Company believes necessary for a fair presentation of the statements. The interim operations are not necessarily indicative of the results to be expected for the full year ended September 30, 2005. Cumulative amounts include amounts since inception of development stage on February 9, 2004.

Sydys Corporation
(A Development Stage Company)
Interim Notes to Financial Statements
December 31, 2004
Expressed in US Funds
Unaudited

2.	Uncertainty, Going Concern

At December 31, 2004, the Company was not currently engaged in an operating business and had suffered losses from development stage activities to date. Although management is currently attempting to implement its business plan (Note 1a) and is seeking additional sources of equity or debt financing, there is no assurance these activities will be successful.

In response to these problems, the Company has planned the following actions:

* The Company intends to apply for an SB-2 Registration Statement.
* The Company intends to raise a minimum of $50,000 through public or private placement offerings. There can be no assurances, however, that the offerings will be successful.
* If the offering is successful, the Company intends to start developing its AdX software and website for proprietary use.
* If the offering is unsuccessful, the Company will suspend or cease operations.

These factors raise substantial doubt about the ability of the Company to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3.	Capital Stock

	a)	Authorized Stock

The Company has authorized 100,000,000 common shares with a par value of $0.001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholder of the corporation is sought.

	b)	Share Issuance

From October 1, 2004 to December 31, 2004, the Company has issued 1,000,000 common shares for total proceeds of $10,000 to a two directors of the Company.

4.	Due to Related Party

As of December 30, 2004, the Company was obligated to a director and officer, and a shareholder, for a non-interest bearing demand loan with a balance of $200.

Sydys Corporation
(A Development Stage Company)
Interim Notes to Financial Statements
December 31, 2004
Expressed in US Funds
Unaudited

5.	Income Taxes

The potential benefit of net operating losses has not been recognized in the financial statements because the Company cannot be assured that it is more likely than not that it will utilize the net operating losses carried forward for future years. As at the year ended September 30, 2004, the Company has a tax loss of $17,711 to offset future years taxable income expiring in fiscal 2024.

The components of the net deferred tax asset, the statutory tax rate, the effective tax rate and the elected amount valuation allowance are scheduled below:

2004
Net Operating Loss	$19,711
Statutory Tax Rate	34%
Effective Tax Rate	-
Deferred Tax Asset	6,702
Valuation Allowance	(6,702)
Net Deferred Tax Asset	$-

6.	New Accounting Pronouncements

Recent accounting pronouncements that are listed below, did not and / or are not currently expected to have a material effect on the Company's financial statements.

FASB Statements:

* Number 145, Rescission of FASB Statement No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections;
* Number 146, Accounting for Costs Associated with Exit or Disposal Activities;
* Number 147, Acquisitions of Certain Financial Institutions - An amendment of FASB Statements No. 27 and 144 and FASB Interpretation No. 9;
* Number 148, Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123;
* Number 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities;
* Number 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.

FASB Interpretations:

*   Number 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others - and Interpretation of FASB Statements No. 5, 57, and 107 and rescission of FASB Interpretation No. 34;

* Number 46, Consolidation of Variable Interest Entities - an Interpretation of ARB No. 51.

Suite 400 - 889 West Pender Street
Vancouver, BC Canada V6C 3B2
Tel 604 694-6070
Fax 604 585-3800
info@staleyokada.com
www.staleyokada.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors and Stockholders of Sydys Corporation:

We have audited the accompanying balance sheet of Sydys Corporation (A Development Stage Company) as of September 30, 2004, and the related statements of operations, stockholders' equity, and cash flows for the period from its inception on February 9, 2004 to September 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2004, and the results of its operations and its cash flows for the period from its inception on February 9, 2004 to September 30, 2004, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is not currently engaged in a business and has suffered losses from development stage activities to date, which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

"Staley, Okada & Partners"
Vancouver, B.C.	STALEY, OKADA & PARTNERS
October 20, 2004	CHARTERED ACCOUNTANTS

Sydys Corporation	Statement 1
(A Development Stage Company)
Balance Sheet
As at September 30, 2004
Expressed in US Funds

ASSETS
Current
Cash and cash equivalents	$11,770
Prepaids	355
$12,125

LIABILITIES
Current

Accrued liabilities	$2,374
Due to related party (Note 4)	200
2,574

STOCKHOLDERS' EQUITY
Capital Stock (Note 3) - Statement 3
Authorized:
100,000,000 common shares with $0.001 par value

Issued and outstanding shares:	1,470
1,470,000 shares
Capital in excess of par value	13,230
Deficit Accumulated During the Development Stage - Statement 3	(5,149)
Equity - Statement 3	9,551
$12,125

- See Accompanying Notes -

Sydys Corporation	Statement 2
(A Development Stage Company)
Statements of Operations
Expressed in US Funds

	Cumulative
	from Inception
	(February 9,	For the Period
	2004 to	Ended
	September 30,	September 30,
	2004)	2004
Expenses
Accounting & Legal Fees	$5,018	$5,018
General and administrative expenses	131	131
Loss for the Period	$(5,149)	$(5,149)

Weighted Average Number of Shares Outstanding		952,222

Loss per Common Share - Basic and Diluted		$(0.01)

- See Accompanying Notes -

Sydys Corporation	Statement 3
(A Development Stage Company)
Statement of Stockholders' Equity
Expressed in US Funds

				Deficit
				Accumulated
			Capital in	During the
	Common Shares		Excess of	Development
	Shares	Amount	Par Value	Stage	Total

Inception - February 9, 2004	300,000	$300	$2,700	$-	$3,000
Common shares issued for cash at $0.01 per share	1,170,000	1,170	10,530	-	11,700
Loss for the period	-	-	-	(5,149)	(5,149)

Balance - September 30, 2004	1,470,000	$1,470	$13,230	$(5,149)	$9,551

- See Accompanying Notes -

Sydys Corporation	Statement 4
(A Development Stage Company)
Statements of Cash Flows
Expressed in US Funds

	Cumulative
	Inception
	(February 9,	For the Period
	2004 to	Ended
	September 30,	September 30,
Cash Resources Provided By (Used In)	2004)	2004
Operating Activities
Loss for the period	$(5,149)	$(5,149)
Changes in operating assets and liabilities:
Prepaids	(355)	(355)
Accrued liabilities	2,374	2,374
	(3,130)	(3,130)

Financing Activities
Advances from related party	200	200
Issuance of capital stock	14,700	14,700
	14,900	14,900

Net Increase in Cash and Cash Equivalents	11,770	11,770
Cash and cash equivalents - Beginning of Period	-	-
Cash and Cash Equivalents - End of Period	$11,770	$11,770

- See Accompanying Notes -

Sydys Corporation
(A Development Stage Company)
Notes to Financial Statements
September 30, 2004
Expressed in US Funds

1.	Organization and Summary of Significant Accounting Policies

	a)	Organization and Nature of Business
Sydys Corporation (the "Company") is a Nevada corporation incorporated on February 9, 2004. It is based in Vancouver, British Columbia, Canada. The Company's fiscal year end is on September 30.

The Company's objective is to develop an intelligent technology platform to help advertisers, publishers (website owners) and media buyers plan, manage, and distribute any rich media or advertising campaign over the internet.

The Company will be offering various types of online advertising to its' customers. The most common media formats or Ad types being sold are Banner, Pop Up, Pop Under, Pop In and Flash (Interactive) Ads. The Company will derive its revenue from the purchase and resale of advertising space that brings together advertisers and publishers. Advertising space will be bought and sold and tracked meticulously through proprietary AdX software, which runs on powerful computer servers.

To date, the Company's activities have been limited to its formation and the raising of equity capital. The Company will be working on tailoring the AdX software for its specific use. This development has yet to be commenced as at period end. In the current development stage, management anticipates incurring substantial additional losses as the Company implements its business plan.

	b)	Basis of Presentation
The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles applicable to development stage enterprises.

	c)	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company's periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

	d)	Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

Sydys Corporation
(A Development Stage Company)
Notes to Financial Statements
September 30, 2004
Expressed in US Funds

1.	Organization and Summary of Significant Accounting Policies - Continued

	e)	Fair Value of Financial Instruments

The Company has adopted Statement of Financial Accounting Standards ("SFAS") Number 107, "Disclosure About Fair Value of Financial Instruments." The carrying amounts of cash and cash equivalents, accrued liabilities and amounts due to related party approximate their fair values because of the short maturity of these items. Certain fair value estimates may be subject to and involve, uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates.

	f)	Segmented Reporting

SFAS Number 131, "Disclosure About Segments of an Enterprise and Related Information" requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers. The Company presently operates in only one segment, being the information technology sector in Canada therefore no additional segmented reporting is required.

	g)	Federal Income Taxes

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with SFAS Number 109, "Accounting for Income Taxes", which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

	h)	Net Earnings / Loss per Share of Common Stock

The Company has adopted Financial Accounting Standards Board ("FASB") Statement Number 128, "Earnings per Share," which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings/loss per share of common stock is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period.

	i)	Risks and Uncertainties

The Company operates in an emerging industry that is subject to market acceptance and technological change. The Company's operations are subject to significant risks and uncertainties, including financial operational, technological and other risks associated with operating an emerging business, including the potential risk of business failure.

Sydys Corporation
(A Development Stage Company)
Notes to Financial Statements
September 30, 2004
Expressed in US Funds

1.	Organization and Summary of Significant Accounting Policies - Continued

	j)	Revenue Recognition

Revenues are recognized when all of the following criteria have been met: persuasive evidence for an arrangement exists; delivery has occurred; the fee is fixed or determinable; and collection is reasonably assured. Revenue derived from the sale of services is initially recorded as deferred revenue on the balance sheet. The amount is recognized as income over the term of the contract.

	k)	Foreign Currency Translation

The Company's functional currency is the Canadian Dollar for Canadian operations, and the US Dollar for U.S. operations. The Company's reporting currently is the US Dollar. All transactions initiated in Canadian Dollars are translated to US Dollars as follows:

		i)	Monetary assets and liabilities at the rate of exchange in effect at the balance sheet date;
		ii)	All other assets and liabilities at historical rates; and
		iii)	Revenue and expense items at the average rate of exchange prevailing during the period.

Exchange gains and losses arising from such translations are deferred until realization and are included as a separate component of shareholders' equity as a component of comprehensive income or loss. Upon realization, the amount deferred is recognized in income in the period when it is realized. No significant realized exchange gain or losses were recorded in the period ended September 30, 2004.

	l)	Software Costs

The Company's policy is that software development costs related to the product line are charged to expense as incurred in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed."

Costs for internal use software, whether developed or obtained, are assessed to determine whether they should be capitalized or expensed in accordance with American Institute of Certified Public Accountants' Statement 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Capitalized software costs, if any, will be reflected as fixed assets on the balance sheet.

	m)	Derivative Financial Instruments and Hedging Activities

The Company has adopted Statement of Financial Accounting Standards ("SFAS") Number 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. The Company was not a party to any derivative financial instruments or hedging activities during the reported fiscal period.

Sydys Corporation
(A Development Stage Company)
Notes to Financial Statements
September 30, 2004
Expressed in US Funds

2.	Uncertainty, Going Concern

At September 30, 2004, the Company was not currently engaged in an operating business and had suffered losses from development stage activities to date. Although management is currently attempting to implement its business plan (Note 1a) and is seeking additional sources of equity or debt financing, there is no assurance these activities will be successful.

In response to these problems, the Company has planned the following actions:

	*	The Company intends to apply for an SB-2 Registration Statement.
	*	The Company intends to raise a minimum of $50,000 through public or private placement offerings. There can be no assurances, however, that the offerings will be successful.
	*	If the offering is successful, the Company intends to start developing its AdX software and website for proprietary use.
	*	If the offering is unsuccessful, the Company will suspend or cease operations.

These factors raise substantial doubt about the ability of the Company to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3.	Capital Stock

	a)	Authorized Stock

The Company has authorized 100,000,000 common shares with a par value of $0.001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholder of the corporation is sought.

	b)	Share Issuance

Since the inception of the Company on February 9, 2004 to September 30, 2004, the Company has issued 300,000 common shares for total proceeds of $3,000 to a director of the Company and an additional 1,170,000 common shares for total proceeds of $11,700.

4.	Due to Related Party

As of September 30, 2004, the Company was obligated to a director and officer, and a shareholder, for a non-interest bearing demand loan with a balance of $200.

Sydys Corporation
(A Development Stage Company)
Notes to Financial Statements
September 30, 2004
Expressed in US Funds

5.	Income Taxes

The potential benefit of net operating losses has not been recognized in the financial statements because the Company cannot be assured that it is more likely than not that it will utilize the net operating losses carried forward for future years. The Company has a tax loss of $5,149 to offset future years taxable income expiring in fiscal 2024.

The components of the net deferred tax asset, the statutory tax rate, the effective tax rate and the elected amount valuation allowance are scheduled below:
2004
	Net Operating Loss	$5,149
	Statutory Tax Rate	34%
	Effective Tax Rate	-
	Deferred Tax Asset	1,751
	Valuation Allowance	(1,751)
	Net Deferred Tax Asset	$-

6.	Subsequent Event

On October 14, 2004, the Company issued an additional 1,000,000 shares at $0.01 per share for total proceeds of $10,000 to two directors of the Company.

7.	New Accounting Pronouncements

Recent accounting pronouncements that are listed below, did not and / or are not currently expected to have a material effect on the Company's financial statements.

FASB Statements:
	*	Number 145, Rescission of FASB Statement No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections;
	*	Number 146, Accounting for Costs Associated with Exit or Disposal Activities;
	*	Number 147, Acquisitions of Certain Financial Institutions - An amendment of FASB Statements No. 27 and 144 and FASB Interpretation No. 9;
	*	Number 148, Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123;
	*	Number 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities;
	*	Number 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.

FASB Interpretations:
*

Number 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others - and Interpretation of FASB Statements No. 5, 57, and 107 and rescission of FASB Interpretation No. 34;

	*	Number 46, Consolidation of Variable Interest Entities - an Interpretation of ARB No. 51.

Until ____________, 2005, ninety days after the date of this prospectus, all dealers effecting transactions in our registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II.   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.   Section 5 of the bylaws filed as Exhibit 3.2 to the registration statement.

2.   Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering are as follows:

SEC Registration Fee	$100
Printing Expenses	2,000
Accounting/administrative Fees and Expenses	6,500
Blue Sky Fees/Expenses	2,000
Legal Fees/ Expenses	25,000
Escrow Fee	200
Miscellaneous Expenses	1,200
Transfer Agent Fees	3,000
TOTAL	$40,000

ITEM 26.     RECENT SALES OF UNREGISTERED SECURITIES.

Since inception, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration

Christopher Schilling	October 12, 2004	700,000	$7,000
209-2741 Hastings Street
Vancouver, British Columbia
Canada V5K 1Z8

Jason H. Baybutt	March 3, 2004	300,000	$3,000
209-2741 Hastings Street
Vancouver, British Columbia
Canada V5K 1Z8

Byron L. O'Brien	October 12, 2004	300,000	$3,000
209-2741 Hastings Street
Vancouver, British Columbia
Canada V5K 1Z8

Shawn Baybutt	September 29, 2004	50,000	$500
306 6th Street
Nelson, British Columbia
Canada V1L 2Y1

Dwayne Maynes	September 29, 2004	100,000	$1,000
12477 Knotts Street
Vancouver, British Columbia
Canada V2X 8P6

Karen Maynes	September 29, 2004	100,000	$1,000
12477 Knotts Street
Vancouver, British Columbia
Canada V2X 8P6

Rob Walker	September 29, 2004	100,000	$1,000
#35 - 22900 126th Avenue
Maple Ridge, British Columbia
Canada V2X 0W9

Peter Godfrey	September 29, 2004	100,000	$1,000
2104 - 1128 Quebec Street
Vancouver, British Columbia
Canada V6A 4E1

Alex Bevan	September 29, 2004	100,000	$1,000
4303-C Rumble Street
Vancouver, British Columbia
Canada V5T 2A2

Liam O'Brien	September 29, 2004	70,000	$700
#113 - 2005 Nordic Drive
Whistler, British Columbia
Canada V0N 1B2

Patterson Sales & Marketing	September 29, 2004	50,000	$500
2969 West 41st Avenue
Vancouver, British Columbia
Canada V6N 3C8

David Bibby	September 29, 2004	100,000	$1,000
1390 West 23rd Street
Vancouver, British Columbia
Canada V7P 2H7

June Shelling	September 29, 2004	50,000	$500
16 730 McCombs Road
Harrison Hot Springs, B.C.
Canada V0M 1K0

Donald Shilling	September 29, 2004	50,000	$500
16 730 McCombs Road
Harrison Hot Springs, B.C.
Canada V0M 1K0

Stuart Ross	September 29, 2004	100,000	$1,000
1155 Insight Drive
Nelson, British Columbia
Canada V1L 5P5

Dillon Peters	September 29, 2004	50,000	$500
4656 Carson Street
Burnaby, British Columbia
Canada V5J 2Y2

Jennie Chan	September 29, 2004	50,000	$500
80 Burnaby Boulevard
Toronto, Ontario
Canada M5N 1G4

Cecilia Baybutt	September 29, 2004	50,000	$500
#608 - 888 Pacific Street
Vancouver, British Columbia
Canada V6Z 2S6

Thomas Baybutt	September 29, 2004	50,000	$500
#608 - 888 Pacific Street
Vancouver, British Columbia
Canada V6Z 2S6

TOTALS		2,470,000	$24,700

We issued the foregoing restricted shares of common stock to our officers, directors and others pursuant to Regulation S of the Securities Act of 1933. All sales took place outside the United States of America and all sales were made to non-U.S. persons.

ITEM 27.     EXHIBITS.

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-B. All Exhibits have not been previously filed unless otherwise noted.

Exhibit No.	Document Description

3.1*	Articles of Incorporation.
3.2*	Bylaws.
4.1*	Specimen Stock Certificate.
5.1*	Opinion of Conrad C. Lysiak, Esq. regarding the legality of the securities being registered.
23.1	Consent of Staley Okada & Partners, Chartered Accountants.
23.2	Consent of Conrad C. Lysiak, Esq.
99.1*	Subscription Agreement.

ITEM 28.     UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Not withstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    To include any material information or changed material information on the plan of distribution.

  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this amendment to the Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on this 22nd day of March, 2005.

SYDYS CORPORATION

BY:	/s/ Christopher Schilling
Christopher Schilling, President and Principal Executive Officer

BY:	/s/ Jason H. Baybutt
Jason H. Baybutt, Treasurer, Principal Financial Officer and Principal Accounting Officer

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Christopher Schilling, as true and lawful attorney-in-fact and agent, with full power of substitution, for her and in her name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this amendment to the Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Christopher Schilling	President, Principal Executive Officer and	March 22, 2005
Christopher Schilling	a member of the Board of Directors

/s/ Jason H. Baybutt	Secretary, Treasurer and Principal	March 22, 2005
Jason H. Baybutt	Financial Officer, Principal Accounting Officer, and a member of the Board of Directors.

/s/ Byron L. O'Brien	Member of the Board of Directors	March 22, 2005
Byron L. O'Brien